FOR IMMEDIATE RELEASE

CONTACT:    Bryce Benson, Investor/Media Relations
            ClearOne Communications Inc.
            Phone: 1.801.974.3786, 1.800.945.7730
            Fax: 1.801.977.0087
            E-mail: bryce.benson@clearone.com

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                      SEC Files Complaint Against ClearOne
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SALT LAKE CITY, Jan. 15, 2002--The U.S. Securities and Exchange Commission filed today a complaint against ClearOne Communications Inc. (Nasdaq: CLRO) in the United States Federal Court for the District of Utah alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. The complaint names ClearOne, its chief executive officer and chief financial officer as defendants.

ClearOne indicated that it has not yet had the opportunity to thoroughly review the complaint with its counsel and continues to conduct its own investigation of the matter.

ClearOne Communications is a provider of multimedia conferencing products and services that bring geographically dispersed people together--compressing time and distance. Product offerings include audio and video conferencing systems, peripherals and furniture. Service offerings include a full suite of audio, video and data conferencing services, and business services such as training, field support, help desk, and system consulting. On the Web: www.clearone.com.

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